EXHIBIT 99.1
P R E S S R E L E A S E

FLEX REPORTS THIRD QUARTER FISCAL 2021 RESULTS AND
IS REVIEWING ALTERNATIVES FOR NEXTRACKER

San Jose, Calif., January 28, 2021 – Flex (NASDAQ: FLEX) today announced results for its third quarter ended December 31, 2020.

Third Quarter Fiscal Year 2021 Highlights:

•Net Sales: $6.7 billion
•GAAP Income Before Income Taxes: $233 million
•Adjusted Operating Income: $311 million
•GAAP Net Income: $208 million
•Adjusted Net Income: $251 million
•GAAP Earnings Per Share: $0.41
•Adjusted Earnings Per Share: $0.49

An explanation and reconciliation of non-GAAP financial measures to GAAP financial measures is presented in Schedules II and V attached to this press release.

“Flex’s strong third quarter performance exceeded our prior expectations, as robust demand across our portfolio drove solid revenue growth. Furthermore, our operational focus and disciplined execution delivered record adjusted operating margin and EPS,” said Revathi Advaithi, Chief Executive Officer of Flex. “These results validate our ongoing strategy to drive margin-accretive growth, manage business mix, improve profitability, and generate free cash flow."

Other Developments

The Company is actively pursuing alternatives for our NEXTracker business. The Company is considering options that may include, among others, a full or partial separation of the business through an initial public offering, sale, spin-off, or other transaction.

Fourth Quarter Fiscal 2021 Guidance

•Revenue: $5.6 billion to $6.0 billion
•GAAP Income Before Income Taxes: $145 million to $185 million
•Adjusted Operating Income: $225 million to $265 million
•GAAP EPS: $0.24 to $0.30 which includes $0.08 for stock-based compensation expense and net intangible amortization
•Adjusted EPS: $0.32 to $0.38

Webcast and Conference Call

The Flex management team will host a conference call today at 8:00 AM (PT) / 11:00 AM (ET), to review third quarter fiscal 2021 results. A live webcast of the event and slides will be available on the Flex Investor Relations website at http://investors.flex.com. An audio replay and transcript will also be available after the event on the Flex Investor Relations website.

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About Flex

Flex (Reg. No. 199002645H) is the manufacturing partner of choice that helps a diverse customer base design and build products that improve the world. Through the collective strength of a global workforce across 30 countries and responsible, sustainable operations, Flex delivers technology innovation, supply chain, and manufacturing solutions to diverse industries and end markets.

Contacts

Investors & Analysts
David Rubin
Vice President, Investor Relations
(408) 577-4632
David.Rubin@flex.com

Media & Press
Silvia Gianelli
Senior Director, Corporate Communications
(408) 797-7130
Silvia.Gianelli@flex.com

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of U.S. securities laws, including statements related to future expected revenues and earnings per share, and our consideration of alternatives relating to our NEXTracker business. These forward-looking statements involve risks and uncertainties that could cause the actual results to differ materially from those anticipated by these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. These risks include: the effects of the COVID-19 pandemic on our business, results of operations and financial condition; that future revenues and earnings may not be achieved as expected; the effects that the current macroeconomic environment could have on our business and demand for our products; uncertainties and risks relating to our ability to successfully complete a transaction for our NEXTracker business; the effects that current credit and market conditions could have on the liquidity and financial condition of our customers and suppliers, including any impact on their ability to meet their contractual obligations; the challenges of effectively managing our operations, including our ability to control costs and manage changes in our operations; litigation and regulatory investigations and proceedings; compliance with legal and regulatory requirements; the possibility that benefits of the Company’s restructuring actions may not materialize as expected; that the expected revenue and margins from recently launched programs may not be realized; our dependence on a small number of customers; the impact of component shortages, including their impact on our revenues; geopolitical risk, including the termination and renegotiation of international trade agreements and trade policies, including the impact of tariffs and related regulatory actions; and that recently proposed changes or future changes in tax laws in certain jurisdictions where we operate could materially impact our tax expense. In addition, the COVID-19 pandemic increases the likelihood and potential severity of many of the foregoing risks.

Additional information concerning these, and other risks is described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K for the fiscal year ended March 31, 2020. The forward-looking statements in this press release are based on current expectations and Flex assumes no obligation to update these forward-looking statements. Our share repurchase program does not obligate the Company to repurchase a specific number of shares and may be suspended or terminated at any time without prior notice.

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SCHEDULE I

FLEX
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)

	Three-Month Periods Ended
	December 31, 2020	December 31, 2019
GAAP:
Net sales	$6,720	$6,461
Cost of sales	6,212	6,017
Restructuring charges	29	14
Gross profit	479	430
Selling, general and administrative expenses	222	218
Intangible amortization	16	16
Restructuring charges	1	1
Interest and other, net	7	50
Income before income taxes	233	145
Provision for income taxes	25	34
Net income	$208	$111

Earnings per share:
GAAP	$0.41	$0.22
Non-GAAP	$0.49	$0.38

Diluted shares used in computing per share amounts	508	510

See Schedule II for the reconciliation of GAAP to non-GAAP financial measures. See the accompanying notes on Schedule V attached to this press release.

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FLEX
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)

	Nine-Month Periods Ended
	December 31, 2020	December 31, 2019
GAAP:
Net sales	$17,858	$18,725
Cost of sales	16,618	17,578
Restructuring charges	63	175
Gross profit	1,177	972
Selling, general and administrative expenses	606	633
Intangible amortization	47	49
Restructuring charges	12	24
Interest and other, net	58	153
Income before income taxes	454	113
Provision for income taxes	81	74
Net income	$373	$39

Earnings per share:
GAAP	$0.74	$0.08
Non-GAAP	$1.08	$0.95

Diluted shares used in computing per share amounts	505	515

See Schedule II for the reconciliation of GAAP to non-GAAP financial measures. See the accompanying notes on Schedule V attached to this press release.

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SCHEDULE II

FLEX
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)
(In millions, except per share amounts) *

	Three-Month Periods Ended
	December 31, 2020	December 31, 2019

GAAP income before income taxes	$233	$145
Intangible amortization	16	16
Stock-based compensation expense	25	19
Customer related asset impairments	—	4
Restructuring charges	30	15
Legal and other	—	7
Interest and other, net	7	50
Non-GAAP operating income	$311	$256

GAAP provision for income taxes	$25	$34
Intangible amortization benefit	2	2
Other tax related adjustments	1	(8)
Tax benefit on restructuring and other	—	1
Non-GAAP provision for income taxes	$28	$29

GAAP net income	$208	$111
Intangible amortization	16	16
Stock-based compensation expense	25	19
Restructuring charges	30	15
Customer related asset impairments	—	4
Legal and other	—	7
Interest and other charges (income), net	(25)	17
Adjustments for taxes	(3)	5
Non-GAAP net income	$251	$193
Diluted earnings per share:
GAAP	$0.41	$0.22
Non-GAAP	$0.49	$0.38

See the accompanying notes on Schedule V attached to this press release.
*Amounts may not sum due to rounding

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FLEX
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)
(In millions, except per share amounts) *

	Nine-Month Periods Ended
	December 31, 2020	December 31, 2019

GAAP income before income taxes	$454	$113
Intangible amortization	47	49
Stock-based compensation expense	62	53
Customer related asset impairments (recoveries)	(3)	95
Restructuring charges	75	199
Legal and other	28	29
Interest and other, net	58	153
Non-GAAP operating income	$721	$691

GAAP provision for income taxes	$81	$74
Intangible amortization benefit	6	6
Other tax related adjustments	(3)	(19)
Tax benefit on restructuring and other	4	15
Non-GAAP provision for income taxes	$88	$77

GAAP net income	$373	$39
Intangible amortization	47	49
Stock-based compensation expense	62	53
Restructuring charges	75	199
Customer related asset impairments (recoveries)	(3)	95
Legal and other	28	29
Interest and other charges (income), net	(28)	27
Adjustments for taxes	(7)	(3)
Non-GAAP net income	$547	$488
Diluted earnings per share:
GAAP	$0.74	$0.08
Non-GAAP	$1.08	$0.95

See the accompanying notes on Schedule V attached to this press release.
*Amounts may not sum due to rounding

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SCHEDULE III

FLEX
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)

	As of December 31, 2020	As of March 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$2,611	$1,923
Accounts receivable, net of allowance for doubtful accounts	4,070	2,436
Contract assets	121	282
Inventories	3,699	3,785
Other current assets	610	660
Total current assets	11,111	9,086

Property and equipment, net	2,097	2,216
Operating lease right-of-use assets, net	609	605
Goodwill	1,109	1,065
Other intangible assets, net	233	262
Other assets	509	456
Total assets	$15,668	$13,690

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Bank borrowings and current portion of long-term debt	$72	$149
Accounts payable	5,159	5,108
Accrued payroll	475	364
Other current liabilities	1,813	1,590
Total current liabilities	7,519	7,211

Long-term debt, net of current portion	3,740	2,689
Operating lease liabilities, non-current	544	529
Other liabilities	484	430

Total shareholders' equity	3,381	2,831

Total liabilities and shareholders' equity	$15,668	$13,690

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SCHEDULE IV

FLEX
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Nine-Month Periods Ended
	December 31, 2020	December 31, 2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$373	$39
Depreciation, amortization and other impairment charges	526	526
Changes in working capital and other, net	(916)	(2,264)
Net cash used in operating activities	(17)	(1,699)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(261)	(376)
Proceeds from the disposition of property and equipment	25	102
Cash collections of deferred purchase price	—	2,511
Other investing activities, net	10	24
Net cash provided by (used in) investing activities	(226)	2,261

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from bank borrowings and long-term debt	1,944	1,017
Repayments of bank borrowings and long-term debt	(1,012)	(1,308)
Payments for repurchases of ordinary shares	(38)	(173)
Other financing activities, net	(1)	2
Net cash provided by (used in) financing activities	893	(462)

Effect of exchange rates on cash and cash equivalents	38	(8)
Net increase in cash and cash equivalents	688	92
Cash and cash equivalents, beginning of period	1,923	1,697
Cash and cash equivalents, end of period	$2,611	$1,789

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SCHEDULE V

FLEX AND SUBSIDIARIES
NOTES TO SCHEDULES I and II

(1) To supplement Flex’s unaudited selected financial data presented consistent with Generally Accepted Accounting Principles (“GAAP”), the Company discloses certain non-GAAP financial measures that exclude certain charges and gains, including non-GAAP operating income, non-GAAP net income and non-GAAP net income per diluted share. These supplemental measures exclude restructuring charges, customer-related asset impairments (recoveries), stock-based compensation expense, intangible amortization, other discrete events as applicable and the related tax effects. These non-GAAP measures are not in accordance with or an alternative for GAAP and may be different from non-GAAP measures used by other companies. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Flex’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Flex’s results of operations in conjunction with the corresponding GAAP measures. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of the Company’s performance.

In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of the Company’s operating performance on a period-to-period basis because such items are not, in our view, related to the Company’s ongoing operational performance. We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, for calculating return on investment, and for benchmarking performance externally against competitors. In addition, management’s incentive compensation is determined using certain non-GAAP measures. Also, when evaluating potential acquisitions, we exclude certain of the items described below from consideration of the target’s performance and valuation. Since we find these measures to be useful, we believe that investors benefit from seeing results “through the eyes” of management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with the Company’s GAAP financials, provide useful information to investors by offering:
•the ability to make more meaningful period-to-period comparisons of the Company’s on-going operating results;
•the ability to better identify trends in the Company’s underlying business and perform related trend analyses;
•a better understanding of how management plans and measures the Company’s underlying business; and
•an easier way to compare the Company’s operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.

The following are explanations of each of the adjustments that we incorporate into non-GAAP measures, as well as the reasons for excluding each of these individual items in the reconciliations of these non-GAAP financial measures:

Stock-based compensation expense consists of non-cash charges for the estimated fair value of stock options and unvested restricted share unit awards granted to employees and assumed in business acquisitions. The Company believes that the exclusion of these charges provides for more accurate comparisons of its operating results to peer companies due to the varying available valuation methodologies, subjective assumptions and the variety of award types. In addition, the Company believes it is useful to investors to understand the specific impact stock-based compensation expense has on its operating results.

Intangible amortization consists primarily of non-cash charges that can be impacted by, among other things, the timing and magnitude of acquisitions. The Company considers its operating results without these charges when evaluating its ongoing performance and forecasting its earnings trends, and therefore

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excludes such charges when presenting non-GAAP financial measures. The Company believes that the assessment of its operations excluding these costs is relevant to its assessment of internal operations and comparisons to the performance of its competitors.

Customer related asset impairments (recoveries) may consist of non-cash impairments of property and equipment to estimated fair value for customers we have disengaged or are in the process of disengaging as well as additional provisions for doubtful accounts receivable for customers that are experiencing financial difficulties and inventory that is considered non-recoverable that is written down to net realizable value. In addition, it includes write-downs of inventory that will not be recovered due to significant reductions in future customer demand as the Company reduced its exposure to certain high volatility business in the second quarter of fiscal year 2020. In subsequent periods, the Company may recover a portion of the costs previously incurred related to assets impaired or reduced to net realizable value. These costs and recoveries are excluded by the Company’s management in assessing current operating performance and forecasting its earnings trends and are therefore excluded by the Company from its non-GAAP measures.

Restructuring charges include severance for rationalization at existing sites and corporate SG&A functions as well as asset impairment, and other charges related to the closures and consolidations of certain operating sites and targeted activities to restructure the business. These costs may vary in size based on the Company’s initiatives and are not directly related to ongoing or core business results, and do not reflect expected future operating expenses. These costs are excluded by the Company’s management in assessing current operating performance and forecasting its earnings trends and are therefore excluded by the Company from its non-GAAP measures.

In order to support the Company’s strategy and build a sustainable organization, and after considering that the economic recovery from the pandemic will be slower than anticipated, the Company has identified and is engaging in certain structural changes. These restructuring actions will eliminate non-core activities primarily within the Company’s corporate function, align the Company’s cost structure with its reorganizing and optimizing of its operations model along its two reporting segments, and further sharpen its focus to winning business in end markets where it has competitive advantages and deep domain expertise. During the three and nine-month periods ended December 31, 2020, the Company recognized approximately $30 million and $75 million of restructuring charges respectively, most of which related to employee severance.

During the first half of fiscal year 2020 in connection with geopolitical developments and uncertainties at the time, primarily impacting one customer in China, the Company experienced a reduction in demand for products assembled for that customer. As a result, the Company accelerated its strategic decision to reduce its exposure to certain high-volatility products in both China and India. The Company also initiated targeted activities to restructure its business to further reduce and streamline its cost structure. During the three and nine-month periods ended December 31, 2019, the Company recognized $15 million and $199 million, respectively, of restructuring charges. The Company incurred cash charges of approximately $15 million and $143 million, respectively, and non-cash charges of an immaterial amount and $56 million, respectively, primarily related to asset impairments during the three and nine-month periods ended December 31, 2019.

Legal and other consist primarily of costs not directly related to core business results and may include matters relating to commercial disputes, government regulatory and compliance, intellectual property, antitrust, tax, employment or shareholder issues, product liability claims and other issues on a global basis. During the first quarter of fiscal year 2021, the Company accrued for certain loss contingencies where losses are considered probable and estimable. Legal and other during the three-month and nine-month periods ended December 31, 2019 primarily consists of direct and incremental costs associated with certain wind-down activities related to the disengagement of a certain customer primarily in China and India. These costs are excluded by the Company’s management in assessing current operating performance and forecasting its earnings trends and are therefore excluded by the Company from its non-GAAP measures.

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Interest and other charges (income), net consists of various other types of items that are not directly related to ongoing or core business results, such as the gain or losses related to certain divestitures, debt extinguishment costs and impairment charges or gains associated with certain non-core investments. The Company excludes these items because they are not related to the Company’s ongoing operating performance or do not affect core operations. Excluding these amounts provides investors with a basis to compare Company performance against the performance of other companies without this variability.

During the three month period ended December 31, 2020, the Company recognized unrealized gains of $44 million from the value increase in certain investment funds.

During the three-month periods ended December 31, 2020, and December 31, 2019, the Company incurred impairment charges of $20 million and $16 million, respectively, related to a certain investment as a result of the Company’s ongoing assessment of its investment portfolio strategy and conclusion that the carrying amount of its investment was other than temporarily impaired.

Adjustment for taxes relates to the tax effects of the various adjustments that we incorporate into non-GAAP measures in order to provide a more meaningful measure on non-GAAP net income and certain adjustments related to non-recurring settlements of tax contingencies or other non-recurring tax charges, when applicable.